UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 28, 2019

Western Capital Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52015	47-0848102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11550 “I” Street, Suite 150, Omaha, NE 68137

(Address of principal executive offices) (Zip Code)

(402) 551-8888

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(A) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 28, 2019, the Board of Directors of Western Capital Resources, Inc., a Delaware corporation (OTCQB: WCRS) (the “Company”), appointed Jack Myers as a new member of the Board of Directors. Mr. Myers was not appointed to any committees of the Board of Directors. Mr. Myers was nominated by stockholder BC Alpha Holdings I, LLC pursuant to rights granted under the Agreement and Plan of Merger, dated as of August 29, 2014, pursuant to which the Company acquired AlphaGraphics.

Jack Myers, CFA is an Associate at Blacksteet Capital Management, LLC and Blackstreet Capital Holdings, LLC, a position he has held since June 2017. From 2013 to 2017 Mr. Myers worked as an Associate and an Analyst in the investment banking division of FBR & Co. where he gained experience in public and private equity offerings as well as M&A transactions in a variety of industries. Mr. Myers graduated cum laude from Wake Forest University with a B.S. in Finance and is a CFA charterholder. Mr. Myers also serves on the Board of Directors of AWE Acquisition, Inc., NSA Media Holdings, Inc., Cartesian Holdings, Inc., Mom365 Holdings Corp., and Northern Brewer, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Capital Resources, Inc.

Date: August 29, 2019	By:	/s/ John Quandahl
John Quandahl Chief Executive Officer